AMENDMENT TO THE MANAGED PORTFOLIO SERIES DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of January 1, 2023, to the novated Distribution Agreement, dated as of September 30, 2021(the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) on behalf of its series, QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and NUANCE INVESTMENTS, LLC, a Kansas limited liability company, (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement which states that the Agreement will have the same terms as an underlying agreement dated March 31, 2020; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule, effective January 1, 2023; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect. Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES		QUASAR DISTRIBUTORS, LLC
By:	/s/ Brian Wiedmeyer	By:	/s/ Teresa Cowan

Name:	Brian Wiedmeyer	Name:	Teresa Cowan

Title:	President	Title:	President

NUANCE INVESTMENTS, LLC
By:	/s/ Rossy Esenberg

Name:	Rossy Esenberg

Title:	Chief Compliance Officer

Exhibit B to the Distribution Agreement – Managed Portfolio Series

Nuance Funds- Separate Series of Managed Portfolio Series

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES
Regulatory Distribution Annual Services
Annual base fee - $[ ] per fund plus
[ ]% ([ ] bp) fee on assets under $2B; [ ]% ([ ] bp) fee on assets over $2B
Note: Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
$[ ] per communication piece for the first 10 pages (minutes if audio or video); $[ ] per page (minute if audio or video) thereafter.
$[ ]FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[ ] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review
$[ ] for the first 10 pages (minutes if audio or video); $[ ] per page (minute if audio or video) thereafter, 24 hour initial turnaround.
$[ ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[ ] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff
$[ ] per year per registered representative
Quasar sponsors the following licenses: Series 6, 7, 24, 26, 63, 66
$[ ] per FINRA designated branch location
All associated FINRA and state fees for registered representatives, including license and renewal fees

Marketing Support Services

The design and/ or production of fund fact sheets, commentaries, brochures and other sales support materials – Project priced via proposal

Miscellaneous Expenses
Reasonable Miscellaneous expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:

Typesetting, printing and distribution of prospectuses and shareholder reports
Production, printing, distribution, and placement of advertising, sales literature, and materials
Engagement of designers, free-lance writers, and public relations firms
Postage, overnight delivery charges
FINRA registration fees other costs to fulfill regulatory requirements
Record retention (Including RR email correspondence if applicable)
Travel, lodging, and meals
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

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